EXHIBIT 99.2
WHITE ELECTRONIC DESIGNS CORPORATION
FORM OF RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (“Agreement”) is between White Electronic Designs Corporation (“Company”) and ___(“Grantee”) as of the 24th day of August, 2006.
RECITALS
     A. The Company has adopted the White Electronic Designs Corporation 2006 Director Restricted Stock Plan, as amended pursuant to the First Amendment (the “First Amendment”) to such plan dated August 24, 2006 (together, the “Plan”), to promote the success, and enhance the value, of the Company by linking the personal interest of Nonemployee Directors to those of Company shareholders and by providing them with an incentive for outstanding performance.
     B. The Company believes that entering into this Agreement with the Grantee is consistent with those purposes and hereby does so in order to memorialize the grant of Restricted Shares (as defined below) to Grantee on March 24, 2006 (the “Date of Grant”) . Any capitalized term not defined in this Agreement will have the meaning as set forth in the Plan.
     NOW, THEREFORE, the Company and Grantee agree as follows:
AGREEMENT
     1. GRANT OF RESTRICTED SHARES. Subject to the terms of this Agreement and the Plan, the Company granted to Grantee 7,500 shares (“Restricted Shares”) of the Company’s Common Stock (“Stock”) as of the Date of Grant.
     2. RIGHTS OF GRANTEE. Subject to the provisions of this Agreement and the Plan, as of the Date of Grant, Grantee shall be a shareholder with respect to all of such Restricted Shares and shall have all of the rights of a shareholder of the Company with respect to the shares of the Stock.
     3. RESTRICTIONS ON RESTRICTED SHARES.
     A. Limitations on Transfer. Grantee agrees to not sell, transfer, pledge, assign, or otherwise alienate, any Restricted Shares before the date on which the restrictions lapse under Section 4.A., or enter into any agreement or make any commitment to do so. Any attempted sale, transfer, pledge, or assignment of the Restricted Shares shall be null and void, and the Company shall not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such sale, transfer, pledge, or assignment has been made as the legal or beneficial owner of the Restricted Shares.

     B. Permitted Transfers. Notwithstanding 3.A., or any other provision of this Agreement, Grantee may assign and transfer some or all of the Restricted Shares as provided in Section 6.3(c) of the Plan, provided the transferee remains subject to the restrictions and limitations in Section 3.A.
     4. LAPSE OF RESTRICTIONS.
     A. Schedule. Subject to the other conditions in this Agreement, the restrictions on the Stock set forth in Section 3 will lapse under the following schedule:
•	Restrictions on one-third (1/3) of such Restricted Shares shall lapse on the first (1st) anniversary of the Date of Grant.

•	Restrictions on one-third (1/3) of such Restricted Shares shall lapse on the second (2nd) anniversary of the Date of Grant.

•	Restrictions on one-third (1/3) of such Restricted Shares shall lapse on the third (3rd) anniversary of the Date of Grant.
     Notwithstanding the above, (i) the restrictions on the Stock may lapse upon a Change of Control as provided in Section 7 of the Plan, and (ii) if the Grantee’s service is terminated for any reason, the Grantee will be required to transfer all shares of Stock (that remain subject to restrictions under Section 3) back to the Company for no consideration.
     B. Condition That Must be Satisfied Before Restrictions Lapse. The restrictions on the Stock will not lapse unless the Grantee remains in the service of the Company (or a Subsidiary) as of the date the restrictions lapse in accordance with the above schedule.
     C. Issuance of Certificates. The Company shall only be required to issue stock certificates representing those Restricted Shares on which restrictions have lapsed in accordance with the provisions of this Agreement. Within 60 days after restrictions on some or all of the Stock have lapsed, the Company shall issue to Grantee a stock certificate representing those shares of Stock that have become unrestricted.
     5. ACKNOWLEDGEMENTS AND REPRESENTATION OF GRANTEE. In connection with Grantee’s receipt of the Restricted Shares, Grantee hereby acknowledges the following:
     A. Further Limitations on Disposition. Grantee understands and acknowledges that Grantee may not make any sale, assignment, transfer or other disposition (including transfer by gift or operation of law) of all or any portion of the Restricted Shares except in accordance with this Agreement. Further, Grantee agrees to make no sale, assignment, transfer or other disposition of all or any portion of the Restricted Shares unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or Grantee has obtained an opinion of Grantee’s counsel that such disposition does not require registration under the Securities Act. The Company may request a copy of any such opinion and, upon such request, Grantee shall promptly provide such copy to the Company.

     B. Section 83(b) Election. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (“Code”) taxes as ordinary income the difference between the amount paid for the Restricted Shares and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. In this context, “restriction” means the restrictions set forth in Section 3 hereof. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted rather than when and as the Restricted Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the Date of Grant.
THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE.
     6. CONSENT TO PLAN AMENDMENT. By signing below, Grantee hereby consents to the changes to the Plan and the vesting schedule of the Restricted Shares made pursuant to the First Amendment.
     7. FEDERAL AND STATE TAXES. Grantee may incur certain liabilities for Federal, state, or local taxes in connection with the grant of the Restricted Shares hereunder, and the Company may be required by law to withhold such taxes. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, Grantee shall pay an amount equal to the amount of Federal, state, or local taxes required to be withheld to the Company. If Grantee fails to make such payment in a timely manner, the Company may withhold and set-off against compensation payable to Grantee the amount of such required payment.
     8. ADJUSTMENT OF SHARES. The number of Restricted Shares issued to Grantee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 4.3 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.
     9. AMENDMENT OF AGREEMENT. This Agreement may only be amended with the written approval of Grantee and the Company.
     10. GOVERNING LAW. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, without regard to conflicts-of-laws principles that would require the application of any other law.
     11. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire, final, and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations, and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto shall be bound by or liable for any statement, representation, promise, inducement, commitment, or understanding of any kind whatsoever not expressly set forth in this Agreement.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has signed this Agreement, in each case as of the day and year first written above.

WHITE ELECTRONIC DESIGNS CORPORATION
By:

Its: President, CEO & Chairman of the Board

GRANTEE:

4